EXHIBIT 99.1

[Press Release]

XOMA Acquires U.S. Rights to Perindopril Franchise and Establishes
Commercial Operations

Berkeley, CA – January 17, 2012 –XOMA Corporation (Nasdaq: XOMA) today announced it has acquired U.S. rights to the perindopril franchise from Les Laboratoires Servier, XOMA’s partner for its lead product candidate, gevokizumab (formerly XOMA 052).  The agreement includes the branded product ACEON® (perindopril erbumine), a currently marketed angiotensin converting enzyme (ACE) inhibitor, and a portfolio of three fixed-dose combination product candidates where perindopril is combined with other active ingredient(s), such as a calcium channel blocker.  The proprietary form of perindopril in each of the combination products provides patent protection until 2023.  XOMA plans to assume commercialization activities for ACEON on January 23, 2012, following the transfer from Servier’s previous licensee.

“We have been consistent in articulating our commitment to establishing a commercial capability in order to derive appropriate value from XOMA’s products.  By acquiring the U.S. rights to ACEON, we meet that objective immediately, and we further deepen our relationship with Servier.  The capabilities and components required to sell $2 to $3 million worth of ACEON currently are not significantly different than what is required to sell a substantially greater volume of product(s),” stated John Varian, Chief Executive Officer of XOMA.  “We have the commercial infrastructure in place that allows us to continue to deliver ACEON to patients, with a margin to XOMA. We do not intend to actively promote ACEON.

“With our partner, we will evaluate the best plan forward for the development of the fixed-dose combination products in the U.S., including financial arrangements to support such development,” Mr. Varian added.  “Servier’s clinical and commercial expertise has made perindopril a highly successful franchise outside the U.S. with sales of over $1.2 billion in 2011.  Perindopril is used widely in the treatment of hypertension, with significant clinical outcomes evidence generated by numerous positive morbidity and mortality trials.  We intend to work closely with Servier to create new commercial opportunities within the U.S. market.”

The Company reaffirmed its guidance that XOMA anticipates that its cash utilization from ongoing activities will be approximately $35 million in 2012.

About ACEON

ACEON is indicated for the treatment of patients with essential hypertension. ACEON may be used alone or given with other classes of antihypertensives, especially thiazide diuretics.  In clinical studies, the most common adverse events (incidence greater than or equal to 5%) were cough, dizziness and back pain.

ACEON is indicated for treatment of patients with stable coronary artery disease to reduce the risk of cardiovascular mortality or nonfatal myocardial infarction. ACEON can be used with conventional treatment for management of coronary artery disease, such as antiplatelet, antihypertensive or lipid-lowering therapy.  In clinical studies, the most common adverse events leading to discontinuation were cough, drug intolerance, and hypotension.

Perindopril erbumine has been available as a generic product in the U.S. since 2009.

IMPORTANT SAFETY INFORMATION

Boxed Warning

WARNING: AVOID USE IN PREGNANCY

When pregnancy is detected, discontinue ACEON as soon as possible. Drugs that act directly on the renin-angiotensin system can cause injury to or death of the developing fetus.

Contraindications

ACEON is contraindicated in patients known to be hypersensitive (including angioedema) to this product or to any other ACE inhibitor.

ACEON is also contraindicated in patients with hereditary or idiopathic angioedema.

About XOMA

XOMA is a leader in the discovery and development of novel antibody therapeutics.  The Company's lead drug candidate is gevokizumab (XOMA 052), a humanized antibody that binds to the inflammatory cytokine interleukin-1 beta, or IL-1 beta. XOMA’s proprietary product pipeline also includes antibodies against botulinum toxins, led by XOMA 3AB, a novel combination of three antibodies to prevent and treat botulism poisoning caused by exposure to botulinum neurotoxin Type A.  The Company’s preclinical pipeline includes candidates in development for autoimmune, cardio-metabolic, inflammatory and oncological diseases.  Among these are two new classes of fully human monoclonal antibodies that activate (XMetA) or sensitize (XMetS) the insulin receptor in vivo, which represent distinct new therapeutic approaches to the treatment of patients with diabetes.

XOMA has a premier antibody discovery and development platform that incorporates an unmatched collection of antibody phage display libraries and proprietary optimization and expression and manufacturing technologies that it uses for its own pipeline and in collaborations with pharmaceutical and biotechnology companies.  XOMA is headquartered in Berkeley, California.  For more information, please visit www.xoma.com.

Forward-Looking Statements

Certain statements contained herein concerning anticipated timing of the assumption of commercialization activities, continued sales of approved products, creation of commercial opportunities, regulatory approval of unapproved product candidates, the financial impact of product sales and anticipated levels of cash utilization, or that otherwise relate to future periods are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions that may not prove accurate.  Actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry and for companies engaged in the development of new products in a regulated market.

Among other things, the timing of the assumption of commercialization activities may be other than as anticipated due to actions or inaction by third parties currently marketing the product, supplying the product or providing other services; continued sales of approved products and the ability to create commercial opportunities may be impacted by XOMA’s ability to implement its marketing efforts, competition or unanticipated safety issues; regulatory approval of unapproved product candidates may be affected by the results of future clinical trials, actions or inaction by the FDA or unanticipated safety issues; the financial impact of product sales may be other than as anticipated due to lower than expected sales of product or higher than expected costs of sales; and anticipated levels of cash utilization may be other than as expected due to unavailability of additional licensing or collaboration opportunities, inability to obtain the services of contract manufacturing or service providers on anticipated terms, higher than expected costs for clinical trials, outsourced manufacturing or other services, the effects of the pace of development spending in light of the terms of XOMA's existing collaboration arrangements, or unanticipated changes in XOMA's research and development programs or other businesses.

These and other risks, including those related to the generally unstable nature of current economic and financial market conditions; the results of discovery and pre-clinical testing; the timing or results of pending and future clinical trials (including the design and progress of clinical trials; safety and efficacy of the products being tested; action, inaction or delay by the FDA, European or other regulators or their advisory bodies; and analysis or interpretation by, or submission to, these entities or others of scientific data); changes in the status of existing collaborative or licensing relationships; the ability of collaborators, licensees and other third parties to meet their obligations and their discretion in decision-making; XOMA's ability to meet the demands of the United States government agency with which it has entered into its government contracts; competition; market demand for products; scale-up, manufacturing and marketing capabilities; availability of additional licensing or collaboration opportunities; international operations; share price volatility; XOMA's financing needs and opportunities; uncertainties regarding the status of biotechnology patents; and uncertainties as to the costs of protecting intellectual property, are described in more detail in XOMA's most recent filing on Form 10-K and in other SEC filings. Consider such risks carefully when considering XOMA's prospects.

XOMA Corporation
Company and Investor Contact:
Carol DeGuzman
510-204-7270
deguzman@xoma.com

Juliane Snowden
The Oratorium Group, LLC
jsnowden@oratoriumgroup.com

Canale Communications
Media Contact:
Pam Lord
619-849-6003
pam@canalecomm.com